EXHIBIT 99

                                  NEWS RELEASE


FOR IMMEDIATE RELEASE

Contact: Ramona Wolf, Assistant V.P.
         (610) 685-9776


(Bernville, Pennsylvania; March 24, 2000). The Board of Directors of Community Independent Bank, Inc. (AMEX: "INB") and its wholly-owned subsidiary, Bernville Bank, N.A. announced that Arlan J. Werst has resigned as President and Chief Executive Officer of the Company and Bernville Bank effective March 23, 2000. Frederick P. Krott, Chairman of the Board, stated "We want to thank Arlan for his 15 years of service at Bernville Bank and Community Independent Bank, Inc. and all of us wish him well in his future endeavors."

The Board has appointed a transition team consisting of two members of the Board of Directors, Walter J. Potteiger and Karl D. Gerhart, to manage the day-to-day operations of the Company and the Bank, under the supervision of Mr. Krott, while an executive search is conducted. Mr. Potteiger has been a member of the Board of Directors of the Company since 1993 and is currently a private real estate investor, having retired as President of Hilltop Express Co., Inc. in 1999. Mr. Gerhart, appointed to the Board in 1999, was previously Chief Financial Officer and Treasurer of Sovereign Bancorp, Inc. and is presently a private investor and consultant.

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